Exhibit 4.02

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February 24, 2012, by and between Amyris, Inc., a Delaware corporation (the “Company”), and the individuals or entities listed on Schedule I hereto (each, a “Purchaser,” and collectively, the “Purchasers”).

Preliminary Statement

The Purchasers desire to purchase, and the Company desires to offer and sell to the Purchasers, $25,000,000 in principal amount of its Convertible Senior Notes due 2017 (the “Securities”). The Securities will be evidenced by Convertible Notes in the form attached hereto as Exhibit A. The Securities will be convertible into shares (the “Underlying Securities”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms of the Securities.

Agreement

The parties, intending to be legally bound, agree as follows:

ARTICLE 1

SALE OF SECURITIES

Each Purchaser will purchase from the Company a Security in the principal amount set forth next to such Purchaser’s name on Schedule I hereto. The total purchase price payable by each Purchaser for the Securities that such Purchaser is hereby agreeing to purchase is set forth next to such Purchaser’s name on Schedule I hereto (the “Total Purchase Price”). The sale and purchase of the Securities to each Purchaser shall constitute a separate sale and purchase hereunder.

ARTICLE 2

CLOSING; DELIVERY

2.1. Closing. The closing (“Closing”) of the purchase and sale of the Securities to the Purchasers hereunder shall be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 within one business day following the date on which the last of the conditions set forth in Articles 6 and 7 have been satisfied or waived in accordance with this Agreement but in no event later than March 2, 2012 (such date, the “Closing Date”), or at such other time and place as the Company and the Purchasers mutually agree upon.

2.2. Delivery. Prior to the Closing, the Company shall execute and deliver to each Purchaser’s respective custodian, as indicated on Schedule I hereto under the column “Nominee Name” (each such custodian, a “Custodian”), the applicable Purchaser’s Security in the name of the Custodian (which such Purchaser shall return to the Company if the Closing has not occurred by March 2, 2012 and such Security was so delivered to such Custodian). At the Closing, the Company shall execute and deliver to the Purchasers the Registration Rights Agreement in the form attached hereto as Exhibit B (“Rights Agreement”) and the other documents referenced in Article 6 (other than the Security which shall be delivered to the applicable Custodian). At the Closing, each Purchaser shall (i) execute and deliver to the Company the Rights Agreement, and (ii) pay the applicable Total Purchase Price as set forth on Schedule I hereto to the Company by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing to such Purchaser at least two days prior to the Closing Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and covenants to each Purchaser as follows:

3.1. Organization and Standing. The Company and each of its subsidiaries is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries has all requisite power and authority to own and operate its respective properties and assets and to carry on its respective business as presently conducted and as proposed to be conducted. The Company and each of its subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company and its subsidiaries or the ability of the Company or any of its subsidiaries to perform their respective obligations under the Transaction Agreements (as defined below) (a “Material Adverse Effect”).

3.2. Subsidiaries. As used in this Agreement, references to any “subsidiary” of a specified person shall refer to an affiliate controlled by such person directly, or indirectly through one or more intermediaries, as such terms are used in and construed under Rule 405 under the Securities Act (which, for the avoidance of doubt, shall include the Company’s controlled joint ventures, including shared-controlled joint ventures). The Company’s subsidiaries are listed on Exhibit 21.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and, except as Previously Disclosed (as defined in Section 3.9) are the only subsidiaries, direct or indirect, of the Company. All the issued and outstanding shares of each subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and, except as Previously Disclosed, are owned by the Company or a Company subsidiary free and clear of all liens, encumbrances and equities and claims.

3.3. Power. The Company has all requisite power to execute and deliver this Agreement, to sell and issue the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Rights Agreement and the Securities (together, the “Transaction Agreements”).

3.4. Authorization. The execution, delivery, and performance of the Transaction Agreements by the Company has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders, and the Transaction Agreements constitute the legal, valid, and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.5. Consents and Approvals. Except for any Current Report on Form 8-K or Notice of Exempt Offering of Securities on Form D to be filed by the Company in connection with the transactions contemplated hereby, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Agreements. No consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including The NASDAQ Stock Market), or other governmental body is required for the execution and delivery of these Transaction Agreements, the valid, sale and delivery of the Securities to be sold pursuant to this Agreement other than such as have been made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities.

3.6. Non-Contravention. The execution and delivery of the Transaction Agreements, the issuance, sale and delivery of the Securities (including the issuance of the Underlying Securities upon conversion thereof) to be sold by the Company under this Agreement, the performance by the Company of its obligations under the Transaction Agreements and/or the consummation of the transactions contemplated thereby will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (ii) the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clause (iii) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject. For purposes of this Section 3.6, the term “material” shall apply to agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 in a 12-month period.

3.7. The Securities. The Securities have been duly authorized by the Company and, when duly executed and delivered and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions (as defined below).

3.8. The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance with the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

3.9. No Registration. Assuming the accuracy of each of the representations and warranties of each Purchaser herein, the issuance by the Company of the Securities (including the issuance of the Underlying Securities upon conversion thereof) is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

3.10. Reporting Status. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has, in a timely manner, filed all documents and reports that the Company was required to file pursuant to Section I.A.3.b of the General Instructions to Form S-3 promulgated under the Securities Act in order for the Company to be eligible to use Form S-3 for the two years preceding the Closing Date or such shorter time period as the Company has been subject to such reporting requirements (the foregoing materials, together with any materials filed by the Company under the Exchange Act, whether or not required, collectively, the “SEC Documents”). The SEC Documents complied as to form in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder (collectively, the “SEC Rules”), and none of the SEC Documents and the information contained therein, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, “Previously Disclosed” means information set forth in or incorporated by reference into the SEC Documents filed with the SEC on or after March 14, 2011 but prior to the date hereof (except for risks and forward-looking information set forth in the “Risk Factors” section of the applicable SEC Documents or in any forward-looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward-looking in nature).

3.11. Contracts. Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the SEC Rules (collectively, the “Material Contracts”) is so described, summarized or filed. The Material Contracts to which the Company or its subsidiaries are a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as applicable, enforceable by and against the Company or its subsidiaries, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights (together, the “Enforceability Exceptions”).

3.12. Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company consists of (a) 100,000,000 shares of Common Stock, $0.0001 par value per share, 51,072,102 shares of which are issued and outstanding as of the date hereof and an additional 5,190,310 shares of which are expected to be issued and outstanding at Closing upon receipt of funds from one of the purchasers under that certain Securities Purchase Agreement, dated as of February 22, 2012 (the “PIPE SPA”), by and among the Company and the purchasers identified therein, and (b) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares were issued and outstanding. All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company issued and outstanding as of the date hereof, or material contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may be obligated to issue shares of capital stock, or securities or rights convertible or exchangeable for shares of capital stock, are as set forth in the SEC Documents. The issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as Previously Disclosed, no holder of the Company’s capital stock is entitled to preemptive or similar rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding. Except as Previously Disclosed, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. The Company has made available upon request of the Purchasers, a true, correct and complete copy of the Company’s Certificate of Incorporation and Bylaws.

3.13. Legal Proceedings. Except as Previously Disclosed, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have, individually or in the aggregate, a Material Adverse Effect.

3.14. No Violations. Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation, bylaws or other organizational documents, or to its knowledge, is in violation of any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or, except with respect to a breach of the financial covenant contained in Section 4(c)(ii) of that certain Letter Agreement re: Revolving Credit Facility by and between Bank of the West and the Company, dated December 23, 2010 (which breach is no longer continuing), is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company and the Company is not an “ineligible issuer” pursuant to Rules 164, 405 and

433 under the Securities Act. The Company has not received any comment letter from the SEC relating to any SEC Documents which has not been finally resolved. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.15. Governmental Permits; FDA Matters.

(a) Permits. The Company and its subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective businesses as currently conducted, except where such failure to possess would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) EPA and FDA Matters. As to each of the manufacturing processes, intermediate products and research or commercial products of the Company and each of its subsidiaries, including, without limitation, products or compounds currently under research and/or development by the Company, subject to the jurisdiction of the United States Environmental Protection Agency (“EPA”) under the Toxic Substances Control Act and regulations thereunder (“TSCA”) or the Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (“FDCA”) (each such product, a “Life Science Product”), such Life Science Product is being researched, developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and TSCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. The Company has not received any notice or other communication from the FDA, EPA or any other federal, state or foreign governmental entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (ii) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product. Neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other federal, state or foreign governmental entity performing similar or equivalent functions or failed to disclose a material fact required to be disclosed to the FDA or such other federal, state or foreign governmental entity.

3.16. Listing Compliance. The Company is in compliance with the requirements of the NASDAQ Global Select Market for continued listing of the Common Stock thereon and has no knowledge of any facts or circumstances that could reasonably lead to delisting of its Common Stock from the NASDAQ Global Select Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ Global Select Market, nor has the Company received any notification that the SEC or the NASDAQ Global Select Market is contemplating terminating such registration or listing. The transactions contemplated by the Transaction Agreements will not contravene the rules and regulations of the NASDAQ Global Select Market. The Company will comply with all requirements of the NASDAQ Global Select Market with respect to the issuance of the Securities (including the issuance of the Underlying Securities upon conversion thereof), including the filing of any additional listing notice with respect to the issuance of the Securities (including the issuance of the Underlying Securities upon conversion thereof).

3.17. Intellectual Property.

(a) The Company and/or the subsidiaries owns or possesses, free and clear of all encumbrances, all legal rights to all intellectual property and industrial property rights and rights in confidential information, including all (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisional, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trademark rights, service marks, service mark rights, corporate names, trade names, trade name rights, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by and of the foregoing, (iii) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and other methodologies, (iv) copyrights, (v) computer programs (whether in object code, subject code or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all related documentation, (vi) licenses, and (vii) all applications and registrations of the foregoing, and (viii) all other similar proprietary rights (collectively, “Intellectual Property”) used or held for use in, or necessary for the conduct of their businesses as now conducted and as proposed to be conducted, and neither the Company nor any of its subsidiaries (i) has received any communications alleging that either the Company or any of the subsidiaries has violated, infringed or misappropriated or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other person or entity, (ii) knows of any basis for any claim that the Company or any of the subsidiaries has violated, infringed or misappropriated, or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other person or entity, and (iii) knows of any third-party infringement, misappropriation or violation of any Company or any Company subsidiary’s Intellectual Property. The Company has taken and takes reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property, including requiring all persons with access thereto to enter into appropriate non-disclosure agreements. To the knowledge of the Company, there has not been any disclosure of any material trade secret of the Company or a Company subsidiary (including any such information of any other person or entity disclosed in confidence to the Company) to any other person or entity in a manner that has resulted or is likely to result in the loss of trade secret in and to such information. Except as Previously Disclosed, and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no outstanding options, licenses or agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s or the subsidiaries’ Intellectual Property, nor is the Company or the subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity.

(b) To the Company’s knowledge, none of the employees of the Company or the subsidiaries are obligated under any contract (including, without limitation, licenses,

covenants or commitments of any nature or contracts entered into with prior employers), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or the subsidiaries or would conflict with their businesses as now conducted and as proposed to be conducted. Neither the execution nor delivery of the Transaction Agreements will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which the Company or the subsidiaries or any of the employees of the Company or the subsidiaries is now obligated, and neither the Company nor the subsidiaries will need to use any inventions that any of its employees, or persons it currently intends to employ, have made prior to their employment with the Company or the subsidiaries, except for inventions that have been assigned or licensed to the Company or the subsidiaries as of the date hereof. Each current and former employee or contractor of the Company or the subsidiaries that has developed any Intellectual Property owned or purported to be owned by the Company or the subsidiaries has executed and delivered to the Company a valid and enforceable Invention Assignment and Confidentiality Agreement that (i) assigns to the Company or such subsidiaries all right, title and interest in and to any Intellectual Property rights arising from or developed or delivered to the Company or such subsidiaries in connection with such person’s work for or on behalf of the Company or such subsidiaries, and (ii) provides reasonable protection for the trade secrets, know-how and other confidential information (1) of the Company or such subsidiaries and (2) of any third party that has disclosed same to the Company or such subsidiaries. To the knowledge of the Company, no current or former employee, officer, consultant or contractor is in default or breach of any term of any employment, consulting or contractor agreement, non-disclosure agreement, assignment agreement, or similar agreement. Except as Previously Disclosed, to the knowledge of the Company, no present or former employee, officer, consultant or contractor of the Company has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property that is owned or purported to be owned, in whole or part, by the Company or the subsidiaries.

3.18. Financial Statements. The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods therein specified subject, in the case of unaudited statements, to normal year-end audit adjustments. Except as set forth in such Financial Statements (or the notes thereto), such Financial Statements (including the related notes) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods therein specified (“GAAP”). Except as set forth in the Financial Statements, neither the Company nor the subsidiaries has any material liabilities other than liabilities and obligations that have arisen in the ordinary course of business and which would not be required to be reflected in financial statements prepared in accordance with GAAP.

3.19. Accountants. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, are registered independent public accountants as required by the Exchange Act and the rules and regulations promulgated thereunder (and by the rules of the Public Company Accounting Oversight Board). The Company believes that the opinion of

PricewaterhouseCoopers LLP with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 shall contain no “going concern” opinions. The Company shall use its best efforts to ensure that the opinion of PricewaterhouseCoopers LLP with respect to such consolidated financial statements do not contain any “going concern” opinions.

3.20. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are effective and designed to ensure that (i) information required to be disclosed in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the SEC Rules, and (ii) such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

3.21. Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

3.22. No Material Adverse Change. Except as set forth in (i) the SEC Documents in each case, filed or made through and including the date hereof, since September 30, 2011, or (ii) the written transcript of the Company’s webcast conference call held at 5:00 p.m. E.S.T. on February 9, 2012 previously made available to the Purchasers and/or their respective counsel:

(a) there has not been any event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect,

(b) the Company has not incurred any liabilities (contingent or otherwise) other than (1) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (2) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or not required to be disclosed in filings made with the SEC,

(c) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock other than routine withholding in accordance with the Company’s existing stock-based plan,

(d) the Company has not altered its method of accounting or the identity of its auditors, except as Previously Disclosed,

(e) the Company has not issued any equity securities except:

(i) pursuant to the Company’s existing stock-based plan,

(ii) warrants to purchase 21,087 shares of the Company’s Common Stock issued to Atel Ventures, Inc. in its capacity as trustee for its assignee affiliated funds pursuant to that certain Warrant to Purchase Common Stock dated as of December 23, 2011, and (iii) 362,319 shares of the Company’s Common Stock issued to Draths Corporation, a Delaware corporation (“Draths”) as partial consideration for the Company’s acquisition of substantially all the assets of Draths pursuant to that certain Asset Purchase Agreement, dated as of October 6, 2011, between the Company and Draths,

(iii) 4,970,015 shares of Common Stock issued, and 5,190,310 shares of Common Stock issuable, pursuant to the PIPE SPA, and

(f) there has not been any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries.

The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section, “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.

3.23. No Manipulation of Stock. Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any of their respective officers, directors, employees, affiliates or controlling persons has taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to, directly or indirectly, cause or result in stabilization or manipulation of the price of the Common Stock.

3.24. Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the subsidiaries are engaged. The Company and its subsidiaries will continue to maintain such insurance or substantially similar insurance, which covers the same risks at the same levels as the existing insurance with insurers which guarantee the same financial responsibility as the current insurers, and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.25. Properties. The Company and its subsidiaries have good and marketable title to all the properties and assets (both tangible and intangible) described as owned by them in the consolidated financial statements included in the SEC Documents, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries. The Company and each of its subsidiaries hold their leased properties under valid and binding leases. The Company and each of its subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

3.26. Tax Matters. The Company and the subsidiaries have filed all Tax Returns, and these Tax Returns are true, correct, and complete in all material respects. The Company and each subsidiary (i) have paid all Taxes that are due from the Company or such subsidiary for the periods covered by the Tax Returns or (ii) have duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP. No agreement as to indemnification for, contribution to, or payment of Taxes exists between the Company or any subsidiary, on the one hand, and any other person, on the other, including pursuant to any Tax sharing agreement, lease agreement, purchase or sale agreement, partnership agreement or any other agreement not entered into in the ordinary course of business. Neither the Company nor any of its subsidiaries has any liability for Taxes of any person (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), or as a transferee or successor, by contract or otherwise. Since the date of the Company’s most recent Financial Statements, the Company has not incurred any liability for Taxes other than in the ordinary course of business consistent with past practice. Neither the Company nor the subsidiaries has been advised (a) that any of its Tax Returns have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its Taxes. Neither the Company nor any of its subsidiaries has knowledge of any Tax liability to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The Company has not distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 of the Internal Revenue Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 334(e) of the Internal Revenue Code) in conjunction with the purchase of the Securities. “Tax” or “Taxes” means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge, including any interest, penalties or additions to Taxes or additional amounts with respect to the foregoing. “Tax Returns” means all returns, reports, or statements required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax.

3.27. Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

3.28. Transactions With Affiliates and Employees. Except as Previously Disclosed, none of the officers or directors of the Company or its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its subsidiaries is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors required to be disclosed under Item 404 of Regulation S-K under the Exchange Act).

3.29. Foreign Corrupt Practices. Neither the Company nor its subsidiaries or affiliates, any director or officer, nor to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made or promised to make any direct or indirect unlawful payment to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or of any political party or part official or candidate for political office (each such person, a “Government Official”)) from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made or promised to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic Government Official.

3.30. Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.31. OFAC. Neither the Company, any director or officer, nor, to the Company’s knowledge, any agent, employee, subsidiary or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.32. Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

3.33. Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice. There is (i) (x) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (y) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (z) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, and (ii) to the Company’s knowledge, (x) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (y) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws. Except as Previously Disclosed, no executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.

3.34. ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3.35. Obligations of Management. To the Company’s knowledge, each officer and key employee of the Company or the subsidiaries is currently devoting substantially all of his or her business time to the conduct of the business of the Company or the subsidiaries, respectively. Except as Previously Disclosed, the Company is not aware that any officer or key employee of the Company or the subsidiaries is planning to work less than full time at the Company or the subsidiaries, respectively, in the future. To the Company’s knowledge, no officer or key employee is currently working or plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise. To the Company’s knowledge, no officer or person currently nominated to become an officer of the Company or the subsidiaries is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the SEC or any self-regulatory organization.

3.36. Integration; Other Issuances of Securities. Neither the Company nor its subsidiaries or any affiliates, nor any person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to the Purchasers for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The NASDAQ Stock Market, nor will the Company or its subsidiaries or affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings if any such integration would cause the issuance of the Securities hereunder to fail to be exempt from registration under the Securities Act as provided in Section 3.8 above or cause the transactions contemplated hereby to contravene the rules and regulations of the NASDAQ Global Select Market. The Company is eligible to register the Underlying Securities for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

3.37. No General Solicitation. Neither the Company nor its subsidiaries or any affiliates, nor any person acting on its or their behalf, has offered or sold any of the Securities by any form of general solicitation or general advertising.

3.38. No Brokers’ Fees. The Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.39. Registration Rights. Except as set forth in (i) the Amended and Restated Investors’ Rights Agreement dated June 21, 2010, by and between the Company and the parties listed on Exhibits A through G thereof, as amended by Amendment Number 1 thereto dated as of February 23, 2012, and (ii) the Rights Agreement, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

3.40. Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Agreements, including, without limitation, as a result of the Company’s issuance of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the Purchasers’ ownership of the Securities.

3.41. Disclosure. The Company confirms that it has not provided, and none of its officers or directors nor, to the Company’s knowledge, any other Person acting on its or their behalf has provided any Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Agreements and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 8.1 hereof. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 4 hereto.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Purchaser, as to itself only and not with respect to any other Purchaser, represents, warrants and covenants to the Company with respect to this purchase as follows:

4.1. Organization. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

4.2. Power. The Purchaser has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3. Authorization. The execution, delivery, and performance of this Agreement by the Purchaser has been duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.4. Consents and Approvals. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.5. Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject. No approval, waiver, or consent by the Purchaser under any instrument, contract, or agreement to which the Purchaser or any of its affiliates is a party is necessary to consummate the transactions contemplated hereby.

4.6. Purchase for Investment Only. The Purchaser is purchasing the Securities for the Purchaser’s own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” in violation of the Securities Act. By executing this Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser understands that the Securities have not been registered under the Securities Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

4.7. Disclosure of Information. The Purchaser has had an opportunity to review the Company’s filings under the Securities Act and the Exchange Act (including risks factors set forth therein) and the Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company to evaluate the financial risk inherent in making an investment in the Securities. To the Purchaser’s knowledge, the Purchaser has not been offered the opportunity to purchase the Securities by means of any general solicitation or general advertising.

4.8. Risk of Investment. The Purchaser realizes that the purchase of the Securities will be a highly speculative investment and the Purchaser may suffer a complete loss of its investment. The Purchaser understands all of the risks related to the purchase of the Securities. By virtue of the Purchaser’s experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and has the capacity to protect the Purchaser’s own interests.

4.9. Advisors. The Purchaser has reviewed with its own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser acknowledges that it has had the opportunity to review the Transaction Agreements and the transactions contemplated thereby with the Purchaser’s own legal counsel.

4.10. Finder. The Purchaser is not obligated and will not be obligated to pay any broker commission, finders’ fee, success fee, or commission in connection with the transactions contemplated by this Agreement.

4.11. Restricted Securities. The Purchaser understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that except as set forth in the Rights Agreement, the Company is under no obligation to register the Securities. The Purchaser is aware of Rule 144 promulgated under the Securities Act that permits limited resales of securities purchased in a private placement subject to the satisfaction of certain conditions.

4.12. Legend. It is understood by the Purchaser that the Security and any other document representing or evidencing the Securities shall be endorsed with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT

BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REASONABLY REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS. THIS NOTE IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 24, 2012, AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.”

Subject to Section 8.3, the Company need not register a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. Subject to Section 8.3, the Company may also instruct its transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied.

4.13. Investor Qualification. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

ARTICLE 5

CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Securities and deliver the Securities to each Purchaser, individually, at the Closing shall be subject to the following conditions to the extent not waived by the Company:

(a) Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the Total Purchase Price for the Securities being purchased by such Purchaser at the Closing as set forth next to such Purchaser’s name on Schedule I hereto.

(b) Representations and Warranties. The representations and warranties made by such Purchaser in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing.

(c) Receipt of Executed Documents. Such Purchaser shall have executed and delivered to the Company the Rights Agreement, duly executed by such Purchaser.

ARTICLE 6

CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING

Each Purchaser’s obligation to accept delivery of the Securities and to pay for the Securities shall be subject to the following conditions to the extent not waived by such Purchaser:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of, and as if made on, the date of this Agreement and as of the Closing.

(b) Receipt of Related Documents. The Company shall have executed and delivered to such Purchaser the Rights Agreement and to such Purchaser’s Custodian, as identified on Schedule I hereto, such Purchaser’s Security.

(d) Legal Opinion. The Purchasers shall have received an opinion of Fenwick & West LLP, counsel to the Company, substantially in the form set forth in Exhibit C hereto.

(d) Certificate. Each Purchaser shall have received a certificate signed by the Company’s Chief Executive Officer and Chief Financial Officer to the effect that the representations and warranties of the Company in Section 3 hereof are true and correct in all respects as of, and as if made on, the date of this Agreement and as of the Closing and that the Company has satisfied in all material respects all of the conditions set forth in this Agreement.

(e) Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware as evidenced by a certificate of the Secretary of State of the State of Delaware, a copy of which was provided to the Purchasers.

(f) Receipt of Minimum Funds. The Company shall have received (i) payments totaling at least $43,726,682.60 in aggregate from the sale of 7,565,170 shares of its Common Stock to investors pursuant to the PIPE SPA, and (ii) irrevocable commitments for payments totaling at least $14,999,995.90 for the pending sales of 2,595,155 shares of its Common Stock to investors pursuant to the PIPE SPA, and the Company shall have provided to each Purchaser a certificate signed by the Company’s Chief Executive Officer and Chief Financial Officer to that effect.

(g) Secretary’s Certificate. A certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (A) the resolutions approving the issuance of the Securities (including the issuance of the Underlying Securities upon conversion thereof) as adopted by an Independent Committee of the Board of Directors and/or the Company’s Board of Directors in a form reasonably acceptable to such Purchaser, (B) the certificate of incorporation, and (C) the bylaws, each as in effect as of the Closing Date.

(h) Board Approval. The terms and conditions of the issuance of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the Transaction Agreements shall have been approved by an Independent Committee of the Board of Directors and/or a majority of the disinterested directors of the Board of Directors, as applicable.

(i) Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, and given all notices, if any, necessary for the sale of the Securities, including, without limitation, from the NASDAQ Global Select Market.

ARTICLE 7

COVENANTS OF THE COMPANY

7.1. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of such Securities.

7.2. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

7.3. Corporate Existence. Subject to Section 7 of the Securities, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Purchasers.

7.4. Taxes. The Company shall pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

ARTICLE 8

OTHER AGREEMENTS OF THE PARTIES

8.1. Securities Laws Disclosure; Publicity. Prior to the opening of trading on the NASDAQ Global Select Market on February 27, 2012, the Company shall issue a press release (the “Press Release”) acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. On or before 5:30 p.m., New York City time, on the fourth Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Agreements. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an affiliate of any Purchaser, or include the name of any Purchaser or an affiliate of any Purchaser in any press release or filing with the SEC or any regulatory agency or trading market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Rights Agreement and (B) the filing of final Transaction Agreements (including signature pages thereto) with the SEC and (ii) to the extent such disclosure is required by law, request of the Staff of the SEC or trading market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, the Company represents that no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the Press Release. Each Purchaser, until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 8.1, will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

8.2. Form D. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser (provided that the posting of the Form D on the SEC’s EDGAR system shall be deemed delivery of the Form D for purposes of this Agreement).

8.3. Removal of Legend and Transfer Restrictions. The Company hereby covenants with the Purchasers to promptly, and in no event later than three trading days following the delivery by the Purchaser to the Company of the Security (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), in connection with the transfer or sale of all or a portion of the Securities pursuant to (1) an effective registration statement that is effective at the time of such sale or transfer, (2) a transaction exempt from the registration requirements of the Securities Act in which the Company, if reasonably requested, receives an opinion of counsel reasonably satisfactory to the Company that the Securities are freely transferable and that the legend is no longer required on such Security, or (3) an exemption from registration pursuant to Rule 144, deliver or cause the Company’s transfer agent to deliver to the transferee of the Securities or to the Purchaser, as applicable, a new Security representing such Securities that is free from all restrictive and other legends. The Company acknowledges that the remedy at law for a breach of its obligations under this Section 8.3 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 8.3 with respect to any Purchaser, the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

8.4. Use of Proceeds. The Company agrees to use the proceeds of the offering for bona fide general corporate purposes and to provide working capital. Following the Closing, the Company shall promptly take all necessary action required to cure the financial covenant default referenced in Section 3.13 hereof (to the extent such breach is not automatically cured at Closing upon the Company receipt of the Total Purchase Price from the Purchasers).

8.5. Subsequent Securities Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

8.6. Listing; SEC Compliance.

(a) Listing. The Company shall promptly take any action required to maintain the listing of all of the Underlying Securities upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of the Underlying Securities from time to time issuable under the terms of the Securities. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on The NASDAQ Stock Market.

(b) SEC Filings. The Company shall take all actions within its control to comply with the reporting requirements of the Exchange Act and each applicable national securities exchange and automated quotation system on which the Common Stock is listed. The Purchasers’ sole remedy for breach of this Section 8.6(b) will be as set forth in Section 5 of the Securities.

(c) Current Information. The Company shall make and keep public information available, as those terms are understood and defined in SEC Rule 144 for so long as required in order to permit the resale of the Securities or Underlying Securities pursuant to SEC Rule 144.

8.7. Register. The Company shall keep a “register” which shall provide for the recordation of the name and address of, and the amount of outstanding principal and interest owing to, each Purchaser. The entries in the register shall be conclusive evidence of the amounts due and owing to each Purchaser in the absence of manifest error. The Company and each Purchaser shall treat each person whose name is recorded in the register pursuant to the terms hereof as a Purchaser for all purposes. The obligations of the Company to each Purchaser under the Securities (the “Obligations”) are registered obligations and the right, title and interest of any Purchaser and its assignees in and to such Obligations shall be transferable only upon notation of such transfer in the register. This Section 8.7 shall be construed so that the Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The register shall be available for inspection by any Purchaser from time to time upon reasonable prior notice.

8.8. Federal Income Tax Reporting. Notwithstanding anything to the contrary contained herein, each party hereto hereby acknowledges and agrees that for United States federal, state and local income tax purposes, the aggregate “issue price” of the Notes under Section 1273(b) of the Code shall equal $25,000,000. Each party hereto agrees to use the foregoing issue price for all income tax, financial accounting and regulatory purposes with respect to this transaction. Each party hereto further acknowledges and agrees that the Obligations shall be treated as debt for all tax and accounting purposes and no party shall take any position inconsistent therewith.

ARTICLE 9

MISCELLANEOUS

9.1. Survival. The representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the sale of the Securities.

9.2. Indemnification.

(a) Indemnification of Purchasers. The Company agrees to indemnify and hold harmless each Purchaser and its affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such person or entity may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, and will reimburse any such person or entity for all such amounts as they are incurred by such person or entity.

(b) Conduct of Indemnification Proceedings. Any person or entity entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) subject to the Company acknowledging in writing that such claim is an indemnifiable claim under this Agreement, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, consent to entry of any judgment or enter into any settlement.

9.3. Assignment; Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, that this Agreement may be assigned by any Purchaser to the valid transferee of any security purchased hereunder. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

9.4. Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, CA 94608, Attn: General Counsel, facsimile number: (510) 740-7416, with a copy to Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, Attn: Dan Winnike, Esq., facsimile number: (650) 938-5200, and as to the Purchaser at the address and facsimile number set forth below the Purchaser’s signature on the signature pages of this Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Each Purchaser and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

9.5. Governing Law; Jurisdiction.

(a) Governing Law. This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions.

(b) Jurisdiction. Any and all disputes arising out of, or in connection with, the interpretation, performance, or nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship between the parties shall be litigated solely and exclusively before the United States District Court for the Southern District of New York. The parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C. § 1404 or 1406 (or any successor statute). In the event the United States District Court for the Southern District of New York does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in the state of New York.

9.6. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

9.7. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

9.8. Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

9.9. Finder’s Fee. The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

9.10. Expenses. Each party will bear its own costs and expenses in connection with this Agreement; provided, however, the Company will pay at the Closing for the legal fees and expenses of Goodwin Procter LLP (“Goodwin”) incurred in connection with its role as counsel to the Purchasers in the transactions contemplated by this Agreement up to a maximum of $35,000. The Company will make a payment of $35,000 to Goodwin at the Closing; provided that Goodwin will deliver within ten (10) business days thereafter a final invoice with respect to Goodwin’s legal fees and expenses incurred in connection with its role as counsel to the Purchasers in the transactions contemplated by this Agreement (the “Final Legal Fee Amount”) and shall remit on such business day to the Company by wire transfer of immediately available funds the amount, if any, by which the Final Legal Fee Amount is less than $35,000.

9.11. Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

9.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed originals for all purposes hereunder.

9.13. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with obligations of each other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or any other Transaction Agreements. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any ancillary document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser acknowledges that no other Purchaser has or will be acting as agent of such Purchaser in enforcing its rights under this Agreement or any other Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Purchaser, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature pages follows]

This Securities Purchase Agreement is hereby confirmed and accepted by the Company as of February 24, 2012.

AMYRIS, INC.

By:	/s/ John Melo
Name:	John Melo
Title:	President and Chief Executive Officer

PURCHASERS:

By:
(signature)

Name:
(printed name)

Title:	Managing Member

Address:

Facsimile No:

E-mail Address:

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Fidelity Advisor Series I: Fidelity Advisor
Equity Income Fund

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Variable Insurance Products Fund: Equity
Income Portfolio

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Fidelity Devonshire Trust: Fidelity Equity
Income Fund

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Fidelity Destiny Portfolios: Fidelity
Advisor Diversified Stock Fund

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Variable Insurance Products Fund III:
Growth & Income Portfolio

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Fidelity Advisor Series I: Fidelity Advisor
Growth & Income Fund

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Fidelity Securities Fund: Fidelity Growth & Income Portfolio

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Fidelity Advisor Series I: Fidelity Advisor
Large Cap Fund

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Variable Insurance Products Fund III:
Balanced Portfolio

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Fidelity Advisor Series I: Fidelity Advisor
Dividend Growth Fund

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Fidelity Securities Fund: Fidelity Dividend
Growth Fund

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby confirmed and accepted by the Purchasers as of the first date written above.

AMYRIS, INC.

By:
Name:
Title:

PURCHASERS:

Fidelity Rutland Square Trust II: Strategic
Advisers Core Multi-Manager Fund

By:	/s/ Adrien Deberghes
(signature)

Name:	Adrien Deberghes
Title:	Assistant Treasurer

Address:	Andrew Boyd
Fidelity Investments
82 Devonshire St., VI3H
Boston, MA 02109

Tel:	(617) 563-5144
Fax:	(617) 385-2833
E-mail Address:	andrew.boyd@fmr.com

[Signature Page to Securities Purchase Agreement]

Schedule I

Schedule of Purchasers

Purchaser	Nominee Name	Physical Delivery Address	Amount of Security/Total Purchase Price
Fidelity Advisor Series I: Fidelity Advisor Equity Income Fund	M Gardiner & Co fbo Fidelity Advisor Series I: Fidelity Advisor Equity Income Fund	JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center 1st Floor, Window 5 Brooklyn, New York 11245-0001 Attn: Physical Receive Department-Brian Cavanough Internal a/c # P14381	$516,000

Variable Insurance Products Fund: Equity-Income Portfolio	Booth & Co fbo Variable Insurance Products Fund: Equity-Income Portfolio	The Northern Trust Company Attn: Trade Securities Processing, C-1N 801 South Canal Street Chicago, IL 60607 Variable Insurance Products Fund: Equity-Income Portfolio Internal a/c 26-67542	$1,383,000

Fidelity Devonshire Trust: Fidelity Equity-Income Fund	Booth & Co fbo Fidelity Devonshire Trust: Fidelity Equity-Income Fund	The Northern Trust Company Attn: Trade Securities Processing, C-1N 801 South Canal Street Chicago, IL 60607 Fidelity Devonshire Trust: Fidelity Equity-Income Fund Internal a/c 26-24993	$2,101,000

Fidelity Destiny Portfolios: Fidelity Advisor Diversified Stock Fund	Rowboat & Co fbo Fidelity Destiny Portfolios: Fidelity Advisor Diversified Stock Fund	DTCC/NY Window 55 Water Street New York, NY 10041 SSB Internal Account #2441 Attn: Robert Mendez	$2,000,000

Variable Insurance Products Fund III: Growth & Income Portfolio	M Gardiner & Co fbo Variable Insurance Products Fund III: Growth & Income Portfolio	JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center 1st Floor, Window 5 Brooklyn, New York 11245-0001 Attn: Physical Receive Department-Brian Cavanough Internal a/c # P81587	$793,000

Fidelity Advisor Series I: Fidelity Advisor Growth & Income Fund	M Gardiner & Co fbo Fidelity Advisor Series I: Fidelity Advisor Growth & Income Fund	JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center 1st Floor, Window 5 Brooklyn, New York 11245-0001 Attn: Physical Receive Department-Brian Cavanough Internal a/c # P81480	$1,592,000

Purchaser	Nominee Name	Physical Delivery Address	Amount of Security/Total Purchase Price
Fidelity Securities Fund: Fidelity Growth & Income Portfolio	Booth & Co fbo Fidelity Securities Fund: Fidelity Growth & Income Portfolio	The Northern Trust Company Attn: Trade Securities Processing, C-1N 801 South Canal Street Chicago, IL 60607 Variable Insurance Products Fund: Equity-Income Portfolio Internal a/c F40528	$5,615,000

Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund	Mag & Co fbo Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund	Brown Brothers Harriman & Co Attn: Trade Settlements New York- Bill Pinamonti 140 Broadway New York, NY 10005-1101 Fidelity Select Portfolios: Industrials Reference Internal Account # 8136152	$395,000

Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund	Mag & Co fbo Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund	Brown Brothers Harriman & Co Attn: Trade Settlements New York- Bill Pinamonti 140 Broadway New York, NY 10005-1101 Fidelity Select Portfolios: Industrials Reference Internal Account # 8136871	$605,000

Variable Insurance Products Fund III: Balanced Portfolio	M Gardiner & Co fbo Variable Insurance Products Fund III: Balanced Portfolio	JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center 1st Floor, Window 5 Brooklyn, New York 11245-0001 Attn: Physical Receive Department-Brian Cavanough Internal a/c P 87349	$1,162,000

Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund	Enginebolt & Co fbo Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund	DTCC/NY Window 55 Water Street New York, NY 10041 SSB Internal Account #24D1 Attn: Robert Mendez	$791,000

Fidelity Securities Fund: Fidelity Dividend Growth Fund	Ball & Co fbo Fidelity Securities Fund: Fidelity Dividend Growth Fund	Ball & Co C/o Citibank N.A/Custody IC&D Lock Box P.O Box 7247-7057 Philadelphia, P.A 19170-7057	$7,356,000

Purchaser	Nominee Name	Physical Delivery Address	Amount of Security/Total Purchase Price
Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund	Bost & Co fbo Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund	Mellon Securities Trust Co. Bank of New York Mellon One Wall Street Third Floor - Receive Window C New York, NY 10286 Reference Internal a/c # FMRF2754602	$5,000

Fidelity Rutland Square Trust II: Strategic Advisers Core Fund	Bost & Co fbo Fidelity Rutland Square Trust II: Strategic Advisers Core Fund	Mellon Securities Trust Co. Bank of New York Mellon One Wall Street Third Floor - Receive Window C New York, NY 10286 Reference Internal a/c # FMRF2548402	$686,000

TOTAL			$25,000,000

Exhibit A

FORM OF SECURITY

Exhibit B

RIGHTS AGREEMENT

Exhibit C

Opinion of Company Counsel